EXHIBIT 10.1

                         DEFERRED COMPENSATION AGREEMENT


      AGREEMENT made as of the 16th day of September, 1986, between Elson T. Killam Associates, a New Jersey corporation with offices at 27 Bleeker Street, Millburn, New Jersey, (hereinafter referred to as the "Company") and EMIL C. HERKERT, residing at 12 Druetzler Court, Whippany, New Jersey, (hereinafter referred to as "Employee").

      WHEREAS, the Employee is employed by the Company to serve as an officer pursuant to the terms and conditions of a certain Employment Agreement dated as at September 10, 1986.

      WHEREAS, in consideration of anticipated services to be rendered by the Employee, the Company desires to provide the Employee with additional compensation as provided below;

      NOW, THEREFORE, it is mutually agreed by the Employee and the Company as follows:

      1.   DEFINITIONS.

      For purposes of this Agreement the words and/or phrases below shall have the following meaning:

      (a) "Deferred Compensation Account" shall mean the account established and maintained by the Company for the Employee to which Company contributions hereunder, and earnings and appreciation thereon, are credited, and to which expenses and depreciation are charged.

      (b) "Disability" shall mean if the Company finds, on the basis of medical evidence satisfactory to the Company, that continuously for at least six months, the Employee has been unable to perform his duties as an employee of the Company as a result of bodily injury or disease.

      (c) "Full Time Basis" shall mean employment with the Company in excess of 1000 hours or service (as defined in the Company's Internal Revenue Code Section 401(k) Thrift and Savings Plan in effect as of September 16, 1986.

      (d) "Normal Retirement Age" shall mean the date the Employee attains the age of 60 years.

      (e) "Post Acquisition Month of Service" shall mean a month, commencing September 1986 during which the Employee is employed by the Company for at least one hour.

      2.   DEFERRED COMPENSATION AMOUNT.

      (a) Normal Retirement Benefit. Commencing with the first day of the month next succeeding the date upon which the Employee attains normal retirement age, the Company shall pay the Employee the amount in his Deferred Compensation Account in one of the following optional forms:

           (i)  One lump sum payment in cash, or

           (ii) Purchase of a 15 year sum certain annuity, payable in 180 equal monthly installments, provided, however, that such annuity shall not be in a form which will provide for payment over a period extending beyond either the life expectancy of the employee (or the life expectancy of the employee and his spouse).

      The election of the form of benefit provided for hereunder shall he made in writing at least 90 days prior to the date on which the Employee's first retirement benefit payments become due, or with the consent of the Company at any time prior to the date at which the first retirement benefit payment becomes due. If the Employee dies prior to electing a payment option, the Company, after consultation with the spouse or other beneficiary, and a legal representative of the Estate of the Employee, shall in it's sole and actual discretion, make such designation in writing within nine months of the Employee's death.

      (b)  Deferred Retirement Benefit.

      In the event that the Employee remains in the employ of the Company on a full time basis beyond his normal retirement age, the Company shall continue to make contributions to the Deferred Compensation Account as provided in Paragraph 4(a). The Company shall pay to the Employee, or his spouse, the amount in his Deferred Compensation Account in one of the optional forms described above at Paragraph 2(a), commencing on the first day of the month next succeeding the date upon which the Employee retires.

      (c) Pre Retirement Benefit. In the event that employment of the Employee with the Company is terminated prior to his attaining the normal retirement age for any reason, other than disability or death, the Company shall immediately cease making contributions to the Deferred Compensation Account. The Deferred Compensation Account, however, shall continue to be credited with earnings and appreciation, and be charged with expenses and depreciation, as the case may be, until the date the Employee would have attained his normal retirement age if he had remained in the employ of the Company. The Company shall pay to the Employee, or his spouse, the amount in his Deferred Compensation Account in one of the optional forms described above at Paragraph 2(a), commencing on the first day of the month next succeeding the date on which the Employee would have reached normal retirement age.

      3.   DISABILITY OR DEATH.

      (a) Amount of Benefit. If the Employee's employment is terminated because of the disability or death of the Employee before he has retired (whether normal retirement or deferred retirement) or if the employment of the Employee has been terminated prior to his attaining normal retirement age and he later becomes disabled or dies, the Company shall pay to the Employee (in the event of his disability), or his spouse, (in the event of his death), the amount in his Deferred Compensation Account as of the date of such disability or death. The Company shall pay to the employee, or his spouse, the amount in his Deferred Compensation Account in one of the optional forms described above in Paragraph 2(a), commencing on the first day of the month next succeeding such disability or death, as the case may be.

      (b) Death After Commencement of Benefit. If the employee shall elect to receive an annuity pursuant to Paragraph 2(a)(ii) and shall die after payments thereon have commenced, but before a total of 180 monthly payments (or such lesser amount as provided in the annuity) are made by Company, the remaining payments should be made to his spouse.

      (c) Death of a Spouse. If both the Employee and his spouse should die before a total of 180 monthly payments (or such lesser amount as provided in the annuity) are made by the Company, the remaining payments shall be paid per stirpes to the issue of the Employee who survive both the Employee and his spouse. If no such issue survives both the Employee and his spouse, payment shall be made to the Company.

      (d) Incapacity of Employee or Other Beneficiary. If any person to whom any payment is due under this Agreement is legally adjudicated as being under a disability preventing such person from acting on his or her own behalf, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid, in the Company's discretion, to such person with whom such person resides for such person's use and benefit, and the receipt by such person or such person's guardian or such other person shall be a complete discharge of the Company's liability under this Agreement to the extent of such payment.

      4.    DEFERRED COMPENSATION ACCOUNT.

      (a) Contributions. Commencing October 1, 1986 and on the first day of October of each year thereafter during the continuance of the Employees full time Employment with the Company, the Company shall contribute Twenty Thousand ($20,000.00) Dollars per annum to the Deferred Compensation Account for the purpose of funding the Employee's retirement benefit provided for hereunder.

      (b) Investment Authority. Funds so contributed to the Deferred Compensation Account shall be invested in certificates of deposit, mutual funds, annuity contracts, stocks, bonds, or any other assets as may be selected by the Company in its sole discretion. In the exercise of the foregoing discretionary investment powers, the Company may engage at its expense investment counsel, and, if it so desires may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested.

      (c) Investment Ownership. Title to and beneficial ownership of any assets contributed and allocated to the Deferred Compensation Account hereunder, shall at all times remain the Companys', and the Employee, and his spouse, as the case may be, shall not have any proprietary interest whatsoever in any specific assets hereunder.

      (d) Investment Gains and Losses. The Employee, on behalf of himself, his spouse and his issue, however, assumes all risk in connection with any decrease in value of the Deferred Compensation Account and will benefit from any increase in value of the Deferred Compensation Account.

      5.   BINDING EFFECT.

      This Agreement shall be binding upon and inure to the benefit of the Employee, his heirs, executors, administrators and legal representatives, and the Company, its successors and assigns.

      6.   NO ASSIGNMENT BY EMPLOYEE.

      The rights of the Employee or his spouse under this Agreement may not assigned, transferred, pledged or encumbered except by will or by the laws of intestate distribution.

      7.   AMENDMENT OF AGREEMENT.

      This Agreement may not be altered, changed, amended or terminated except by written agreement signed by the Employee and the Company.

      8.   NO TRUST.

      Nothing contained in this Agreement, nor any action taken pursuant to or in furtherance of the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Employee or between the Company and any other person entitled to payments under this Agreement.





      9.   JOINT AND SEVERAL LIABILITY.

      The Company, Duncan, Lagnese and Associates, Inc., and Engineering, Technology and Knowledge Corp., shall be jointly and severally liable for the payment of any benefits provided for hereunder.

      10.  COMPLIANCE WITH CODE, ETC.

      It is intended and understood by the parties hereto that this Agreement complies with the provisions of the Internal Revenue Code and Regulations in effect at the time of its execution. If, at a later date, the laws of the United States or of the State of New Jersey are construed in such a way as to make this Agreement void and of no effect, then this Agreement will be given effect in such manner as will carry out the purposes and intentions of the parties.

      11.  SEVERABILITY.

      If this Agreement shall ever be interpreted by the Internal Revenue Service as ineffective with regard to deferral of the Employee's income, and such interpretation shall become final and unappealable, then only those amounts in the account which would be treated as taxable income by the Internal Revenue Service at the time of such final interpretation will be paid over to the Employee. All other assets in the account at the time of such final interpretation will be distributed to the Employee according to Paragraph 2, above.

      12.  EFFECT ON OTHER AGREEMENTS.

      Nothing in this Agreement shall prevent the Employee from receiving, in addition to any amounts he may be entitled to receive under this Agreement, any amounts that may be distributable to him at any time under any employment agreement, pension plan, profit sharing plan, or other incentive plan or similar plan of the Company now in effect or which may hereafter be adopted.

      13.  GOVERNING LAW.

      This Agreement has been made in the State of New Jersey and shall be interpreted in accordance with and governed by the laws of this State.

      14.  ARBITRATION.

      Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration award shall be final and binding and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof. All costs arising out of such arbitration shall be borne by the party prevailing in any such arbitration.
      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by its representatives and the Employee has signed this Agreement all as of the day and year first above written.

ATTEST:                        ELSON T. KILLAM ASSOICATES, INC.


                               By:   /s/  Emil C. Herkert


WITNESS:


                               /s/ Emil C. Herkert
                                 Emil C. Herkert


                             LIMITED TO PARAGRAPH 9


                               DUNCAN, LAGNESE AND ASSOCIATES, INC.

                               By: [signature illegible]



                               ENGINEERING, TECHNOLOGY & KNOWLEDGE, CORP.


                               By: [signature illegible]